EXHIBIT 99.1
                                                                   ------------



INVESTORS:                                                         MEDIA:
John Standley                                                      Karen Rugen
717-214-8857                                                       717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE


                  RITE AID ANNOUNCES FOURTH QUARTER RESULTS;
REPORTS NET INCOME OF $7.0 MILLION, INCLUDING $12.0 MILLION EXTRAORDINARY GAIN;
        EXCEEDS GUIDANCE BY ACHIEVING $178.1 MILLION OF ADJUSTED EBITDA


CAMP HILL, PA, April 10, 2003--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its fourth quarter, ended March 1, 2003.

Revenues for the 13-week fourth quarter were $4.1 billion versus revenues of $4.0 billion in the prior year fourth quarter. Revenues increased 2.5 percent.

Same store sales increased 4.7 percent during the fourth quarter as compared to the year-ago like period, consisting of a 6.8 percent pharmacy same store sales increase and a 1.5 percent increase in front-end same store sales. Prescription sales accounted for 61.8 percent of total sales, and third party prescription sales represented 92.7 percent of pharmacy sales.

Net income for the fourth quarter increased to $7.0 million, including an extraordinary gain of $12.0 million resulting from the early extinguishment of debt, but resulted in a loss of $.02 per diluted share because of the negative impact of the accretion of preferred stock dividends of $15.3 million or $.03 per share. This compares to a net loss of $257.9 million or a loss of $.51 per diluted share in the fourth quarter last year that included the negative impact of preferred stock dividends of $7.3 million.

Significant factors impacting net income in the fourth quarter this year include $80.6 million of closed store and impairment charges, $7.5 million of legal expenses incurred to defend prior management and to defend against litigation related to prior management's business practices, a $27.7 million credit related to the elimination of severance liabilities for former executives, a $19.5 million reduction of LIFO reserves and a $12.0 million extraordinary gain on the early extinguishment of debt.

Adjusted FIFO net income in the fourth quarter, as computed on the attached table, is $29.9 million and adjusted FIFO earnings per share, which includes the negative impact of $15.3 million of preferred stock dividends, is $.03 per diluted share. This compares to an adjusted FIFO loss per share of $.05 in the prior year fourth quarter. Adjusted EBITDA, also computed on the attached table, amounted to $178.1 million or 4.3 percent of revenues. This compares to $143.5 million or 3.6 percent of revenues for the like period last year.

In the fourth quarter, the company opened one new store, remodeled eight stores, relocated one store and closed eight stores. Stores in operation at the end of the quarter totaled 3,404.

Year-End Results
----------------

For the 52-week fiscal year ended March 1, 2003, Rite Aid had revenues of $15.8 billion as compared to revenues of $15.2 billion for the prior year.

Same store sales increased 6.7 percent, consisting of a 9.7 percent pharmacy same store sales increase and a 1.9 percent increase in front-end same store sales. Prescription sales accounted for 63.2 percent of total sales, and third party prescription sales were 92.7 percent of pharmacy sales.

Net loss for the year was $112.1 million, or a loss of $.28 per diluted share, compared to a loss of $827.7 million or a loss of $1.82 per diluted share for last year. Net loss does not include the negative impact of the preferred stock dividends of $32.3 million this year and $34.0 million last year that are included in diluted loss per share.

Significant factors impacting this year include $153.3 million of closed store and impairment charges, $20.7 million of legal expenses incurred to defend prior management and to defend against litigation related to prior management's business practices, a $27.7 million credit related to the elimination of severance liabilities for former executives, a $44.0 million tax benefit, a $13.6 million extraordinary gain on the early extinguishment of debt and $18.6 million of gain on sale of assets.

As computed on the attached table, adjusted EBITDA for the year was $622.9 million or 3.9 percent of revenues compared to $451.3 million or 3.0 percent of revenues for the prior year.

"We had a very good fourth quarter and a very good year, especially in light of a weak retail environment," said Mary Sammons, Rite Aid president and chief operating officer. "Our focus on increasing sales, improving margin and containing costs delivered strong adjusted EBITDA results in the fourth quarter and a more than 38 percent increase in adjusted EBITDA for the year. This is a tribute to the hard work of everyone at Rite Aid. We're pleased with our progress and well positioned for further improvement in the new fiscal year."

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Standard Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Standard Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Standard Time today until 2 p.m. Eastern Standard Time on April 12. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 1070822.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of nearly $16 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements, our ability to improve the operating performance of our existing stores, the outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters, competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on April 10, 2003 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###

                     RITE AID CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)



                                                                     March 1, 2003    March 2, 2002
                                                                     -------------    -------------

ASSETS
CURRENT ASSETS:
       Cash and cash equivalents                                      $   365,321    $   344,055
       Accounts receivable, net                                           575,518        594,249
       Inventories, net                                                 2,195,030      2,262,111
       Prepaid expenses and other current assets                          108,018        101,681
                                                                      -----------    -----------
             Total current assets                                       3,243,887      3,302,096
PROPERTY, PLANT AND EQUIPMENT, NET                                      1,868,579      2,096,030
GOODWILL                                                                  684,535        684,535
OTHER INTANGIBLES, NET                                                    199,768        240,725
OTHER ASSETS                                                              136,746        168,373
                                                                      -----------    -----------
             Total assets                                             $ 6,133,515    $ 6,491,759
                                                                      ===========    ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
       Short-term debt and current maturities of convertible notes,
             long-term debt and lease financing obligations           $   103,715    $   209,457
       Accounts payable                                                   755,284        830,535
       Sales and other taxes payable                                       47,330         49,407
       Accrued salaries, wages and other current liabilities              660,669        632,479
                                                                      -----------    -----------
             Total current liabilities                                  1,566,998      1,721,878
CONVERTIBLE NOTES                                                         244,500        243,000
LONG-TERM DEBT, LESS CURRENT MATURITIES                                 3,345,365      3,427,930
LEASE FINANCING OBLIGATIONS, LESS CURRENT MATURITIES                      169,048        176,081
OTHER NONCURRENT LIABILITIES                                              900,270        893,693
                                                                      -----------    -----------
             Total liabilities                                          6,226,181      6,462,582
                                                                      -----------    -----------

COMMITMENTS AND CONTINGENCIES                                                --             --

REDEEMABLE PREFERRED STOCK                                                 19,663         19,561
STOCKHOLDERS' (DEFICIT) EQUITY:
       PREFERRED STOCK                                                    393,705        361,504
       COMMON STOCK                                                       515,115        515,136
       ADDITIONAL PAID-IN CAPITAL                                       3,119,619      3,151,811
       ACCUMULATED DEFICIT                                             (4,118,119)    (4,006,043)
       STOCK-BASED AND DEFERRED COMPENSATION                                5,369            463
       ACCUMULATED OTHER COMPREHENSIVE LOSS                               (28,018)       (13,255)
                                                                      ------------   ------------
             Total stockholders' (deficit) equity                        (112,329)         9,616
                                                                      ------------   ------------
             Total liabilities and stockholders' (deficit) equity     $ 6,133,515    $ 6,491,759
                                                                      ============   ============


                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)




                                                                       Thirteen Weeks   Thirteen Weeks
                                                                          Ended              Ended
                                                                       March 1, 2003     March 2, 2002
                                                                       --------------   ---------------

REVENUES                                                                $ 4,139,961    $ 4,037,860
COSTS AND EXPENSES:
       Cost of goods sold, including occupancy costs                      3,148,215      3,134,036
       Selling, general and administrative expenses                         840,136        887,695
       Stock-based compensation expense (benefit)                               833        (18,691)
       Goodwill amortization                                                   --            5,183
       Store closing and impairment charges                                  78,277        211,224
       Interest expense                                                      79,493         82,483
       Interest rate swap contracts                                            --              465
       Loss on debt and lease conversions and modifications                    --              (74)
       (Gain) loss on sale of assets and investments, net                    (2,457)         8,225
                                                                        -----------    -----------

                                                                          4,144,497      4,310,546
                                                                        -----------    -----------

             Loss before income taxes and extraordinary item                 (4,536)      (272,686)

INCOME TAX BENEFIT                                                              432        (14,791)
                                                                        -----------    -----------

             Loss before extraordinary item                                  (4,968)      (257,895)

EXTRAORDINARY ITEM,  gain on early extinguishment of debt,
       net of income taxes of $0                                             11,966           --
                                                                        -----------    -----------

             NET INCOME (LOSS)                                          $     6,998    $  (257,895)
                                                                        ===========    ===========

COMPUTATION OF INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS:
       Net income (loss)                                                $     6,998    $  (257,895)
       Accretion of redeemable preferred stock                                  (25)           (25)
       Cumulative preferred stock dividends                                 (15,288)        (7,283)
                                                                        -----------    -----------
       Net income (loss) attributable to common stockholders                 (8,315)      (265,203)
                                                                        ===========    ===========


BASIC AND DILUTED LOSS PER SHARE:
       Loss before extraordinary item                                   $     (0.04)   $     (0.51)
       Gain from extraordinary item                                            0.02           --
                                                                        -----------    -----------

             Net loss per share                                         $     (0.02)   $     (0.51)
                                                                        ===========    ===========


                     RITE AID CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)


                                                                             Fifty Two Weeks        Fifty Two Weeks
                                                                                  Ended                 Ended
                                                                              March 1, 2003          March 2, 2002
                                                                            ---------------------------------------

REVENUES                                                                       $ 15,800,920           $ 15,171,146
COSTS AND EXPENSES:
       Cost of goods sold, including occupancy costs                             12,109,183             11,742,309
       Selling, general and administrative expenses                               3,407,569              3,382,962
       Stock-based compensation expense (benefit)                                     4,806                (15,891)
       Goodwill amortization                                                           --                   21,007
       Store closing and impairment charges                                         135,328                251,617
       Interest expense                                                             330,020                396,064
       Interest rate swap contracts                                                     278                 41,894
       Loss on debt and lease conversions and modifications                            --                  154,465
       Share of loss from equity investment                                            --                   12,092
       Gain on sale of assets and investments, net                                  (18,620)               (42,536)
                                                                               ------------           ------------

                                                                                 15,968,564             15,943,983
                                                                               ------------           ------------

             Loss before income taxes and extraordinary item                       (167,644)              (772,837)

INCOME TAX BENEFIT                                                                  (41,940)               (11,745)
                                                                               ------------           ------------

             Net loss before extraordinary item                                    (125,704)              (761,092)

EXTRAORDINARY ITEM,  gain (loss) on early extinguishment of debt,
       net of income taxes of $0                                                     13,628                (66,589)
                                                                               ------------           ------------

             NET LOSS                                                          $   (112,076)          $   (827,681)
                                                                               ============           ============

COMPUTATION OF LOSS APPLICABLE TO COMMON STOCKHOLDERS:
       Net loss                                                                $   (112,076)          $   (827,681)
       Accretion of redeemable preferred stock                                         (102)                  (104)
       Preferred stock beneficial conversion and reset                                 --                   (6,406)
       Cumulative preferred stock dividends                                         (32,201)               (27,530)
                                                                               ------------           ------------
       Net loss attributable to common stockholders                                (144,379)              (861,721)
                                                                               ============           ============


BASIC AND DILUTED LOSS PER SHARE:
       Loss before extraordinary item                                          $      (0.31)          $      (1.68)
       Gain (loss) from extraordinary item                                             0.03                  (0.14)
                                                                               ------------           ------------

             Net loss per share                                                $      (0.28)          $      (1.82)
                                                                               ============           ============

             Diluted loss per share                                            $      (0.28)          $      (1.82)
                                                                               ============           ============


                     RITE AID CORPORATION AND SUBSIDIARIES
                           SUPPLEMENTAL INFORMATION
 RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FIFO INCOME (LOSS) AND ADJUSTED EBITDA
 (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND NON-CASH ITEMS )
                                (In thousands)

                                                                                      Thirteen Weeks Ended    Thirteen Weeks Ended
                                                                                         March 1, 2003           March 2, 2002
                                                                                  -------------------------------------------------

                   ADDITIONAL INFORMATION:

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FIFO INCOME
      (LOSS):
           Net income (loss)                                                                    $ 6,998         $ (257,895)
           Significant items impacting quarterly results:
               LIFO (credit) charge (a)                                                         (19,502)            24,765
               Store closing and impairment charges                                              78,277            211,224
               Closed store liquidation expense (b)                                               2,293             15,974
               Stock-based compensation expense (benefit)                                           833            (18,691)
               (Gain) loss on debt and lease conversions and modifications (c)                        -                (74)
               Extraordinary item, (gain) loss on early extinguishment of debt                  (11,966)                 -
               Litigation settlements, net (d)                                                   (4,541)             3,300
               Elimination of severance liabilities for former executives                       (27,700)                 -
               Loss (gain) on sale of assets and investments                                     (2,457)             8,225
               Legal and accounting expenses (e)                                                  7,504              3,895
               Non-recurring income tax benefit                                                       -            (13,127)
               Other                                                                                118              1,720
                                                                                      ------------------  -----------------
                    Total significant item impact                                                22,859            237,211
                                                                                      ------------------  -----------------
                         Adjusted FIFO net income (loss)                                       $ 29,857          $ (20,684)
                                                                                      ==================  =================

                         Basic and diluted adjusted FIFO income (loss) per share (f)             $ 0.03            $ (0.05)


RECONCILIATION OF ADJUSTED FIFO INCOME (LOSS) TO
      ADJUSTED EBITDA:
           Adjusted FIFO net income (loss)                                                     $ 29,857          $ (20,684)
           EBITDA adjustments:
               Interest expense                                                                  79,493             82,483
               Interest rate swap contracts                                                           -                465
               Recurring income tax expense (benefit)                                               432             (1,664)
               Depreciation and amortization                                                     68,277             82,928
                                                                                      ------------------  -----------------
                         Adjusted EBITDA                                                      $ 178,059          $ 143,528
                                                                                      ==================  =================
                         Percent to revenues                                                      4.30%              3.55%


 NOTES:

     (a)       Represents non-cash charges and credits to value our inventories under the last-in first-out ("LIFO") method.

     (b)       Represents costs to liquidate inventory at stores that are in the process of closing.

     (c)       Represents expense, net of gains and losses,  related to debt and lease conversions and modifications.

     (d)       Represents net impact of non-recurring litigation.

     (e)       Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

     (f)       Adjusted FIFO income (loss) per share is calculated as follows:

               Numerator for earnings per share:
               Adjusted FIFO income (loss)                                           $ 29,857          $ (20,684)
               Accretion of redeemable preferred stock                                    (25)               (25)
               Cumulative preferred stock dividend                                    (15,288)            (7,283)
                                                                            ------------------  -----------------

               Adjusted FIFO net income (loss) attributable to common shareholders   $ 14,544          $ (27,992)
               Basic and diluted weighted average shares                            $ 515,116          $ 515,256
                                                                            ------------------  -----------------
               Adjusted FIFO income (loss) per share                                   $ 0.03            $ (0.05)
                                                                            ==================  =================



                                           RITE AID CORPORATION AND SUBSIDIARIES
                                                 SUPPLEMENTAL INFORMATION
                       RECONCILIATION OF NET LOSS TO ADJUSTED FIFO INCOME (LOSS) AND ADJUSTED EBITDA
                     (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND NON-CASH ITEMS )
                                                      (In thousands)

                                                                                      Fifty Two Weeks Ended  Fifty Two Weeks Ended
                                                                                         March 1, 2003           March 2, 2002
                                                                                      --------------------------------------------
                               ADDITIONAL INFORMATION:

RECONCILIATION OF NET LOSS TO ADJUSTED FIFO INCOME
      (LOSS):
           Net loss                                                                          $ (112,076)         $ (827,681)
           Significant items impacting quarterly results:
               LIFO charge (a)                                                                   32,248              69,765
               Store closing and impairment charges                                             135,328             251,617
               Closed store liquidation expense (b)                                              17,964              31,445
               Stock-based compensation expense (benefit)                                         4,806             (15,891)
               Share of equity loss on drugstore.com                                                  -              12,092
               Loss on debt and lease conversions and modifications (c)                               -             154,465
               Extraordinary item, (gain) loss on early extinguishment of debt                  (13,628)             66,589
               Litigation settlements, net (d)                                                    9,109             (31,949)
               Elimination of severance liabilities for former executives                       (27,700)                  -
               Gain on sale of assets and investments                                           (18,620)            (42,536)
               Legal and accounting expenses (e)                                                 20,681              17,496
               Non-recurring income tax benefit                                                 (44,011)            (13,127)
               Other                                                                              1,123               9,121
                                                                                      ------------------  ------------------
                    Total significant items impact                                              117,300             509,087
                                                                                      ------------------  ------------------
                         Adjusted FIFO net income (loss)                                        $ 5,224          $ (318,594)
                                                                                      ==================  ==================

                         Basic and diluted adjusted FIFO loss per share (g)                     $ (0.05)            $ (0.74)


RECONCILIATION OF ADJUSTED FIFO INCOME (LOSS) TO
      ADJUSTED EBITDA:
           Adjusted FIFO net income (loss)                                                      $ 5,224          $ (318,594)
           EBITDA adjustments:
               Interest expense                                                                 330,020             396,064
               Interest rate swap contracts                                                         278              41,894
               Recurring income tax expense                                                       2,071               1,382
               Depreciation and amortization                                                    285,334             349,840
               Conversion of leases (f)                                                               -             (19,281)
                                                                                      ------------------  ------------------
                         Adjusted EBITDA                                                      $ 622,927           $ 451,305
                                                                                      ==================  ==================
                         Percent to revenues                                                      3.94%               2.97%


NOTES:

    (a)       Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

    (b)       Represents costs to liquidate inventory at stores that are in the process of closing.

    (c)       Represents expense, net of gains and losses,  related to debt and lease conversions and modifications.

    (d)       Represents net impact of non-recurring litigation.

    (e)       Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

    (f)       Represents the proforma adjustment to conform prior period results to current period lease classification.
              This adjustment assumes that the $850.8 million of leases converted from capital to operating during the
              June 27, 2001 refinancing were classified as operating leases for all periods presented.

    (g)       Adjusted FIFO income (loss) per share is calculated as follows:

              Numerator for earnings per share:
              Adjusted FIFO income (loss) per share                                  $ 5,224          $ (318,594)
              Accretion of redeemable preferred stock                                   (102)               (104)
              Preferred stock beneficial conversion and reset                              -              (6,406)
              Cumulative preferred stock dividend                                    (32,201)            (27,530)
                                                                           ------------------  ------------------

              Adjusted net FIFO loss attributable to common shareholders           $ (27,079)         $ (352,634)
              Basic and diluted weighted average shares                              515,129             474,028
                                                                           ------------------  ------------------
              Adjusted FIFO loss per share                                           $ (0.05)            $ (0.74)
                                                                           ==================  ==================
